UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2005

Pulte Homes, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-09804	38-2766606
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan		48304
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-647-2750

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     Restricted Stock and Stock Option Grant. On February 2, 2005, the Compensation Committee of the Board of Directors of Pulte Homes, Inc. approved the grant of shares of restricted stock pursuant to the 2004 Stock Incentive Plan and the Senior Management Annual Incentive Plan to the executive officers. Stock Option Grants were approved by the Compensation Committee at a previous meeting.

	Shares of	Stock Option
Name	Restricted Stock	Grant
William J. Pulte	-0-	-0-
Richard J. Dugas, Jr.	60,000	200,000
Steven C. Petruska	40,000	100,000
Roger A. Cregg	35,000	90,000
John R. Stoller	5,000	15,000

     The restricted stock awards vest three years from the grant date. The date of such restricted stock grant to Mr. Stoller was December 9, 2004. A form of the restricted stock agreement is attached as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

     The Stock Option Grants are ten year non-qualified stock options, which vest over a four year period; 50% after two years, 75% after three years, and 100% after four years. A form of the stock option grant agreement is attached as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulte Homes, Inc.

February 7, 2005	By:	David M. Sherbin

Name: David M. Sherbin
Title: Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement
10.2	Form of Term Sheet and Stock Option Agreement